                                                                       Exhibit 3




                              AMENDED AND RESTATED

                                   BY-LAWS OF

                                MANOR CARE, INC.

                             DATED NOVEMBER 15, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

ARTICLE I.        OFFICES-----------------------------------------------------------------------------------------1


   Section 1.     Registered Office-------------------------------------------------------------------------------1

   Section 2.     Other Offices-----------------------------------------------------------------------------------1

ARTICLE II.       MEETINGS OF STOCKHOLDERS------------------------------------------------------------------------1


   Section 1.     Place of Meetings-------------------------------------------------------------------------------1

   Section 2.     Annual Meeting of Stockholders------------------------------------------------------------------1

   Section 3.     Quorum; Adjourned Meetings and Notice Thereof---------------------------------------------------3

   Section 4.     Voting------------------------------------------------------------------------------------------3

   Section 5.     Special Meetings--------------------------------------------------------------------------------4

   Section 6.     Notice of Stockholders'Meetings-----------------------------------------------------------------4

   Section 7.     Maintenance and Inspection of Stockholder List--------------------------------------------------5

ARTICLE III.      DIRECTORS---------------------------------------------------------------------------------------5


   Section 1.     Number of Directors; Qualifications-------------------------------------------------------------5

   Section 2.     Nomination of Directors-------------------------------------------------------------------------6

   Section 3.     Vacancies---------------------------------------------------------------------------------------8

   Section 4.     Powers------------------------------------------------------------------------------------------9

   Section 5.     Place of Directors'Meetings---------------------------------------------------------------------9

   Section 6.     Regular Meetings--------------------------------------------------------------------------------9

   Section 7.     Special Meetings--------------------------------------------------------------------------------9

   Section 8.     Quorum------------------------------------------------------------------------------------------9

   Section 9.     Action Without Meeting-------------------------------------------------------------------------10

   Section 10.    Telephone Meetings-----------------------------------------------------------------------------10

   Section 11.    Committees of Directors------------------------------------------------------------------------10

   Section 12.    Minutes of Committee Meetings------------------------------------------------------------------11

   Section 13.    Compensation of Directors----------------------------------------------------------------------11

   Section 14.    Indemnification--------------------------------------------------------------------------------12

ARTICLE IV.       OFFICERS---------------------------------------------------------------------------------------13

   Section 1.     Officers---------------------------------------------------------------------------------------13

   Section 2.     Election of Officers---------------------------------------------------------------------------14

   Section 3.     Subordinate Officers---------------------------------------------------------------------------14

   Section 4.     Compensation of Officers-----------------------------------------------------------------------14

   Section 5.     Term of Office; Removal and Vacancies----------------------------------------------------------14

   Section 6.     Chairman of the Board--------------------------------------------------------------------------14

   Section 7.     President and Chief Executive Officer----------------------------------------------------------15

   Section 8.     Vice Presidents--------------------------------------------------------------------------------15

   Section 9.     Secretary--------------------------------------------------------------------------------------15

   Section 10.    Assistant Secretaries--------------------------------------------------------------------------16

   Section 11.    Treasurer--------------------------------------------------------------------------------------16

   Section 12.    Assistant Treasurers---------------------------------------------------------------------------16

ARTICLE V.        CERTIFICATES OF STOCK--------------------------------------------------------------------------17


   Section 1.     Certificates-----------------------------------------------------------------------------------17

   Section 2.     Signatures on Certificates---------------------------------------------------------------------17

   Section 3.     Statement of Stock Rights, Preferences, Privileges---------------------------------------------17

   Section 4.     Lost Certificates------------------------------------------------------------------------------18

   Section 5.     Transfers of Stock-----------------------------------------------------------------------------18

   Section 6.     Registered Stockholders------------------------------------------------------------------------18

ARTICLE VI.       AMENDMENTS-------------------------------------------------------------------------------------19

                                   ARTICLE I.

                                     OFFICES
                                     -------

     Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware as provided in the Corporation's Certificate of Incorporation, as amended or amended and restated from time to time (the "Certificate of Incorporation").

     Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at any place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2. ANNUAL MEETING OF STOCKHOLDERS. An annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors and stated in the notice of such meeting, but no later than June 1 of each such year unless otherwise determined by at least 75% of the then-appointed members of the Board of Directors of the Corporation. Directors shall be elected at each annual meeting of stockholders.

         To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the secretary of the Corporation shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) any material interest of the stockholder (or of the beneficial owner, if any, on whose behalf the business is being brought) in such business; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being brought (1) the name and record address of the stockholder and of such beneficial owner and (2) the class, series and number of shares of capital stock of the Corporation which are owned of record and beneficially by the stockholder and such beneficial owner;
(c) a representation that the stockholder giving notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (d) a representation as to whether the stockholder giving notice intends or is part of a group which intends to solicit proxies from other stockholders in support of such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Article II, Section 2.


     Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, a majority in voting power of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting has been adjourned, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 4. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these By-laws, a different vote is required in which case such express provision shall govern and control the decision of such question; PROVIDED, HOWEVER, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Section 5. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders may be called at any time, for any purpose or purposes, by a majority of the members of the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority as provided in a resolution of the Board of Directors or these By-laws include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

     Section 6. NOTICE OF STOCKHOLDERS' MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.


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


     Section 7. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III.

                                    DIRECTORS
                                    ---------

     Section 1. NUMBER OF DIRECTORS; QUALIFICATIONS. The Board of Directors shall consist of ten (10) directors. Until and including the second annual stockholders' meeting following the effective time (the "Effective Time") of the merger of Catera Acquisition Corp., a Delaware corporation, with and into Manor Care, Inc., a Delaware corporation ("Manor Care") (such period, the "Post-Merger Period"), the number of directors shall not be changed unless at least seventy-five percent (75%) of the then-appointed directors approve such change. After the Post-Merger Period, the number of directors may be changed from time to time, within a minimum of one (1) and a maximum of fifteen (15) directors, by a majority of the directors then in office. The directors need not be stockholders. Except as provided in the Certificate of Incorporation or in Sections 2 or 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until such director's successor is duly elected and qualified or until such director's earlier death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation (including under any certificate of designation filed thereunder) with respect to any rights of holders of preferred stock, no director may be removed during his term except for cause.

     Section 2. NOMINATION OF DIRECTORS. Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made at such meeting by or at the direction of the Board of Directors, by any committee of the Board of Directors that has been duly designated by the Board of Directors whose powers and authority as provided in a resolution of the Board of Directors or these By-laws include the power to so nominate persons for election to the Board of Directors or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the third paragraph of this Article III, Section 2.

         If, during the Post-Merger Period, any vacancy on the Board of Directors occurs as the result of the death, resignation or removal of a Manor Care Director (as defined below) or an HCR Director (as defined below) or if, during the Post-Merger Period, any seat on the Board of Directors held by a Manor Care Director or HCR Director is subject to nomination for election of a director, then, subject to the fiduciary duties of its members, the Board of Directors shall promptly take all necessary actions and appoint or nominate, as the case may be, such person or persons as may be requested by the remaining Manor Care Directors (in the case of a vacancy or nomination concerning a seat held by a Manor Care Director) or by the remaining HCR Directors (in the case of a vacancy or nomination concerning a seat held by an HCR Director).

         The term "Manor Care Director" means (i) any person who was named as such in the joint proxy statement/prospectus dated August 18, 1998 (the "Joint Proxy") or a person substituted therefor prior to the Effective Time in the manner described in the Joint Proxy and (ii) any person who becomes a member of the Board of Directors upon the request of the Manor Care Directors pursuant to the preceding paragraph. The term "HCR Director" means (i) any person who was named as such in the Joint Proxy or a person substituted therefor prior to the Effective Time in the manner described in the Joint Proxy and (ii) any person who becomes a member of the Board of Directors upon the request of the HCR Directors pursuant to the preceding paragraph.

                  Nominations of persons for election to the Board of Directors by any stockholder shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that fewer than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under
Section 14 of the Securities

Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (1) the name and record address of the stockholder and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by the stockholder and such beneficial holder, (3) a representation that the stockholder giving notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (4) a representation as to whether the stockholder giving notice intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     Section 3. VACANCIES. Except as may otherwise be provided pursuant to Articles IV or XI of the Certificate of Incorporation (including under any certificate of designation issued thereunder) with respect to any rights of holders of preferred stock to elect additional directors or Section 2 of this
Article III with respect to vacancies arising during the Post-Merger Period, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected and until his successor shall be duly elected and qualified.

     Section 4. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

     Section 5. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings at any location either within or outside of the State of Delaware.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called on at least twenty-four (24) hours' notice to each director, either personally or by mail or by telegram, only upon the written request of two (2) directors, unless the Board of Directors consists of only one director, in which case special meetings shall be called on the written request of the sole director, in any case such notice to be sent by the president or the secretary of the Corporation.

     Section 8. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 10. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 11. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the then-appointed directors, designate one or more committees, each committee to consist of one or more directors of the Corporation; PROVIDED, HOWEVER, that during the Post-Merger Period, each such committee shall, subject to the Board of Directors' fiduciary duties, consist of exactly two (2) Manor Care Directors and two (2) HCR Directors (except that, during the Post-Merger Period, any committee of only two (2) directors of the Corporation shall consist of exactly one (1) Manor Care Director and one (1) HCR Director). The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; PROVIDED, HOWEVER, that during the Post-Merger Period, only a Manor Care Director may act as an alternate for a Manor Care Director and only an HCR Director may act as an alternate for an HCR Director. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; PROVIDED, HOWEVER, that during the Post-Merger Period, only a Manor Care Director may act in place of a Manor Care Director and only an HCR Director may act in place of an HCR Director. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; PROVIDED, HOWEVER, that during the Post-Merger Period no committee other than one concerning audit and compensation shall be formed without the approval of at least seventy-five percent (75%) of the members of the then-appointed Board of Directors.

     Section 12. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 13. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 14. INDEMNIFICATION. The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by law. Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article III, Section 14. If a claim under this Article III, Section 14 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors (or any committee thereof), independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the Corporation (including the Board of Directors (or a committee thereof), independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                  ARTICLE IV.

                                    OFFICERS
                                    --------

     Section 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chairman of the board, a president and chief executive officer, a vice president and a secretary. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including additional vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two (2) or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president marketing or other title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

     Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

     Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents, as it shall deem necessary or appropriate, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. COMPENSATION OF OFFICERS. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, retirement, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 6. CHAIRMAN OF THE BOARD. The chairman of the board shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him by a vote of (i) not less than seventy-five percent (75%) of the then-appointed members of the Board of Directors of the Corporation during the Post-Merger Period and (ii) thereafter, a majority of the then-appointed members of the Board of Directors.

     Section 7. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The president shall be the chief executive officer of the Corporation (and shall carry such additional title as well) and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence or disability of the chairman of the board, or if there is none, the president shall preside at all meetings of the Board of Directors. The president shall have such additional powers and duties as may be prescribed by the Board of Directors or these By-laws.

     Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

     Section 9. SECRETARY. The secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-laws. The secretary shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the secretary or by the signature of an assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

     Section 10. ASSISTANT SECRETARIES. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, or if there be no such determination, the assistant secretary designated by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. TREASURER. The treasurer, if such an officer is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such transactions and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the Corporation.

     Section 12. ASSISTANT TREASURERS. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, or if there be no such determination, the assistant treasurer designated by the Board of Directors, shall, in the



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absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE V.

                              CERTIFICATES OF STOCK
                              ---------------------

     Section 1. CERTIFICATES. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman of the board, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

     Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law or other applicable law, in lieu of the foregoing requirements, there may be set forth on the face or


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


back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors deems sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificates or the issuance of such new certificates.

     Section 5. TRANSFERS OF STOCK. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the stock ledger of the Corporation.

     Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any


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other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Delaware General Corporation Law or other applicable law.

                                  ARTICLE VI.

                                   AMENDMENTS
                                   ----------

         These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting. The power of the Board of Directors to adopt, amend or repeal these By-laws shall not divest or limit any power of the stockholders under the Delaware General Corporation Law or other applicable law, the Certificate of Incorporation or these By-laws to adopt, amend or repeal these By-laws. Notwithstanding the foregoing, none of Sections 1, 2, 3 or 11 of Article III of these By-laws or this Article VI may be amended (whether through amendment, repeal or restatement of these By-laws or adoption of new By-laws) (i) during the Post-Merger Period, without the approval of either (1) at least seventy-five percent (75%) of the members of the then-appointed Board of Directors or (2) the holders of eighty percent (80%) in voting power of the stock of the Corporation issued and outstanding and entitled to vote thereon, and (ii) after the Post-Merger Period, by either (1) a majority of the members of the then-appointed Board of Directors or (2) the holders of majority in voting power of the stock of the Corporation issued and outstanding and entitled to vote thereon.


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